Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-174647) of Green Earth Technologies, Inc. and subsidiary (the “Company”) of our report dated September 29, 2014, relating to the financial statements for the years ended June 30, 2014 and 2013 of the Company included in the Company’s Annual Report (Form 10-K) for the year ended June 30, 2014.

/s/ Friedman LLP

Friedman LLP

East Hanover, New Jersey
September 29, 2014